Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402 February 15, 2024 Sezzle to Announce Fourth Quarter and Fiscal Year 2023 Results Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, will release its fourth quarter and fiscal year 2023 results after market close on February 26, 2024. The Company will host a conference call at 4:30pm ET that same day. Participants can register for the conference call by navigating to: https://dpregister.com/sreg/10186292/fb8c2f1a0c Please note that registered participants will receive their dial-in number upon registration. Investors are encouraged to submit any questions in advance of the call by emailing them to: investorrelations@sezzle.com. Contact Information Lee Brading, CFA Investor Relations +651 240 6001 investorrelations@sezzle.com Erin Foran Media Enquiries +651 403 2184 erin.foran@sezzle.com About Sezzle Inc. Sezzle is a certified B Corporation on a mission to financially empower the next generation. Sezzle’s payment platform increases the purchasing power for millions of consumers by offering installment plans at online stores and select in-store locations. Sezzle’s transparent, inclusive, and seamless payment option allows consumers to take control over their spending, be more responsible, and gain access to financial freedom. For more information visit sezzle.com.